SCHEDULE 14C INFORMATION


                              INFORMATION STATEMENT
           PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

           ___________________________________________________________

                           Check the appropriate box:
                      [X] Preliminary Information Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
                                  14c-5(d)(2))
                      [ ] Definitive Information Statement

                          21ST CENTURY TECHNOLOGY, INC.
                (Name of registrant as Specified in its Charter)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1) Title of each class of securities to which transaction applies:. . . . . . .
(2) Aggregate number of securities to which transaction applies: . . . . . . . .
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): . . . . . . . . . . . . . . . .
(4) Proposed maximum aggregate value of transaction: . . . . . . . . . . . . . .
(5) Total fee paid:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
[ ] Fee paid previously by written preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:. . . . . . . . . . . . . . . . . . . . . . . . . . .
(2) Form, Schedule or Registration Statement No.:. . . . . . . . . . . . . . . .
(3) Filing Party:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(4) Date Filed:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
           ___________________________________________________________


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                          21ST CENTURY TECHNOLOGY, INC.
                         2700 W. Sahara Ave., Suite 440
                               Las Vegas, NV 89102
           ___________________________________________________________

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 29, 2004
           ___________________________________________________________


Dear Shareholders:


A special meeting of shareholders of 21st Century Technology, Inc., a Nevada corporation (the "Company"), will be held on October 29, 2004 at 1:00 p.m. local time, at 2700 W. Sahara Ave., Suite 440, Las Vegas, NV 89102 for the following purposes:

To consider and vote upon a proposal to amend the Company's Articles of
Incorporation:

     a.   To authorize two billion shares of Common Stock of the Company; and

     b. To authorize the Company's Board of Directors, without the consent of the stockholders of the corporation, to adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not require any amendment to the Articles of Incorporation of the corporation.

Only shareholders of record at the close of business on October 1, 2004 will be entitled to receive this Information Statement and notice of the special meeting at to vote at the meeting.


By Order of the Board of Directors,


                                                            /s/ JOHN DUMBLE
                                                            _______________
                                                                John Dumble
                                                                SECRETARY
Las Vegas, NV
September 30, 2004

                          21ST CENTURY TECHNOLOGY, INC.
                         2700 W. SAHARA AVE., SUITE 440
                               LAS VEGAS, NV 89102
                              INFORMATION STATEMENT
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                            HELD ON OCTOBER 29, 2004
                                  INTRODUCTION


This Information Statement is being furnished to the shareholders of 21st Century Technology, Inc., a Nevada corporation (the "Company"), to inform them of a special meeting of shareholders. This meeting (referred to herein as the "Special Meeting") will be held on October 29, 2004 at 1:00 p.m. local time, at 2700 W. Sahara Ave., Suite 440, Las Vegas, NV 89102. Only shareholders of record at the close of business on October 1, 2004 (the "Record Date") are entitled to receive this Information Statement and to vote at the Special Meeting. This Information Statement and the Notice of Special Meeting are first being mailed to the Company's shareholders on or about October 9, 2004.

At the Special Meeting, holders of common stock (the "Common Stock") of the Company will be asked:

To consider and vote upon a proposal to amend the Company's Articles of
Incorporation:

     a.   To authorize two billion shares of Common Stock of the Company; and

     b. To authorize the Company's Board of Directors, without the consent of the stockholders of the corporation, to adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not require any amendment to the Articles of Incorporation of the corporation.

Principal Shareholders collectively represent 612,000,000 shares (or 54%) of the 1,130,686,999 voting shares outstanding on October 1, 2004, and have stated their intent to vote in favor of the proposals. Accordingly, no proxies will be solicited and no action is required on your behalf. The cost of printing and distributing this Information Statement and holding the Special Meeting (including the reimbursement of certain parties for their expenses in forwarding this Information Statement to beneficial owners of the Common Stock) will be paid by the Company.

The Company's principal executive offices are located at 2700 W. Sahara Ave., Suite 440, Las Vegas, NV 89102.

           ___________________________________________________________

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
           ___________________________________________________________

                       INFORMATION REGARDING THE PROPOSAL

GENERAL

The proposal to amend the Company's Articles of Incorporation is described below. A copy of the Articles of Incorporation, as amended to reflect the changes contemplated by the proposal, is attached to this Information Statement as Exhibit A.

A) AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED
   SHARES

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to increase the number of authorized shares of common stock to two billion (2,000,000,000). The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company in that it will provide the Company with available shares which could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of Common Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. The Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock.

Effect: The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the increase in the number of authorized shares. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

B) AMENDMENT OF ARTICLES OF INCORPORATION TO PERMIT RECAPITALIZATION WITHOUT THE CONSENT OF SHAREHOLDERS

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to authorize the Company's Board of Directors, without the future consent of the stockholders of the corporation, to adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not require any amendment to the Articles of Incorporation of the corporation. This amendment provides the Board of Directors with some latitude in adjusting the total number of shares of stock issued and outstanding without impacting dilution. Instances where such recapitalizations could be used include the need to meet certain capitalization requirements for listing on a national stock exchange.

Effect: Presently, any change to the capital structure of the Company requires the approval of a majority of the shareholder of the Company. This amendment will have the effect of allowing the Board of Directors to effect a forward or reverse split of the Company's common stock at their sole discretion, provided, however, that such recapitalization does not require an amendment to the Company's Articles of Incorporation. The Board of Directors would not be able, under this amendment, to reverse split the common stock while simultaneously increasing the authorized capital stock of the Company. There is no immediate effect of this amendment on the current capital stock of the Company since no recapitalization is presently being proposed or contemplated. Any future recapitalization effected under this amendment would impact all shareholders but would not increase the number of shares available for issuance. As a result, there is no dilutive or anti-dilutive effect from such recapitalizations.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this amendment. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

                  INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation and take all other proposed actions which is not shared by all other holders of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

                          DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were 750,000,000 million shares of common stock authorized with a stated value of $.001 per share, of which 600,000,000 shares were issued and outstanding, with 150,000,000 shares were authorized but unissued. Immediately following the approval of the increase in the number of authorized shares of Common Stock, there will be 2,000,000,000 shares of Common Stock authorized, of which approximately 600,000,000 will be issued and outstanding and approximately 1,400,000,000 will be authorized but unissued. The holders of the Common Stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders and have the right of cumulative voting in connection with the election of directors. The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the preferred stock have been paid in accordance with the terms of such preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the preferred stock, and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. See "Description of Capital Stock - Common Stock."

PREFERRED STOCK

As of the Record Date, the Company has Fifty million (50,000,000) shares of preferred stock authorized. The issuance and designation of rights of the preferred stock is established by the Board of Directors. The Company presently has four classes or series of preferred stock designated:

Preferred stock, Series A, $.001 par value, 1,200,000 shares authorized, no shares issued and outstanding.

Preferred stock, Series B, $.001 par value, 1,200,000 shares authorized, issued and outstanding. Each share of Series B stock is entitled to 500 votes but has no other rights or privileges.

Preferred stock, Series C, $.001 par value, 15,000,000 shares authorized, issued and outstanding. Each share of Series C stock is convertible into one share of common stock. Series C stock does not have voting rights but, absent the Series B stock, is entitled to appoint three (3) members of the Board of Directors. Series C is not entitled to receive interest or dividends and, apart from its convertibility features, has no preferences in liquidation.

Preferred stock, Series D, $1.00 stated value, 1,000,000 shares authorized, 10,000 shares issued and outstanding. Series D stock has no voting rights or other rights or privileges aside from its liquidation value of $1.00 per share.


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

The following table sets forth, as of September 30, 2004 the beneficial ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is 2700 W. Sahara Ave., Suite 440, Las Vegas, NV 89102.


                      Name and Address of             Number of Shares
Class of Stock        Beneficial Owner (1)            Beneficially Owned     Percent of Class(2)
______________        ______________________          __________________     ___________________

Common Stock          Fredricks Partners                  12,000,000                  2%
                      5707 Corsa, Suite 107
                      Westlake Village, CA 913652

Series B Preferred    Fredricks Partners                   1,200,000                100%

Common Stock          Kevin Romney                         2,036,555                  *
                      President & Chief Executive
                      Officer




Common Stock          Shirley Dunn(3)                            -0-                N/A

Series C Preferred    Shirley Dunn(3)                      4,750,000               31.7%

Series C Preferred    Larry B. Bach                        2,375,000               15.8%

Common Stock          Alvin L. Dahl                          644,000                  *
                      Chief Financial Officer

Common Stock          John R. Dumble                         150,000                  *
                      Secretary, Vice President
                      & Director

Common Stock          James B. Terrell                     2,350,000                  *
                      Director

Common Stock          John Hopf                                  -0-                N/A
                      Director

Common Stock          Shane H. Traveller                         -0-                N/A
                          Director

Series D Preferred    Pacific Development                     10,000                1.0%
                                                          __________              _____

All Directors and Officers as a group:

Common Stock          (5 Persons)                          5,230,555               0.8%
                                                          __________              _____

Series B Preferred    (1 Person)                           1,200,000                100%
                                                          __________              _____

Series C Preferred    (1 Person)                           2,375,000                 16%
                                                          __________              _____

Series D Preferred    (1 Person)                              10,000                1.0%
                                                          __________              _____


 *         Amount represents less than 1%.
(1)        Unless  noted  otherwise,  the address for all persons  listed is c/o the
           Company at 2700 W. Sahara  Blvd, Suite 440, Las Vegas, NV 89102.
(2)        Percentage of beneficial ownership is based on 600,000,000 fully diluted shares of common stock outstanding as of August 6, 2004, and 1,200,000,
           15,000,000 and 10,000 shares of Series B, Series C and Series D preferred stock outstanding, respectively, on August 6, 2004.
(3)        The death of Arland D. Dunn,  Chairman  and CEO of the Company  resulted in his wife  Shirley Dunn holding his stock positions.


                              AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at (202)942-8090 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at "http://www.sec.gov."

                     INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

     o  Amendment to Articles of Incorporation      Filed herewith

Any document incorporated herein by reference can be obtained by contacting the Commission as described above under "Available Information" or by contacting the Company by mail at 2700 W. Sahara Ave., Suite 440, Las Vegas, NV 89102, by telephone at (702) 248-1588 or by facsimile at (702) 248-4554. The Company will provide the documents incorporated by reference without charge upon such written or oral request.

                                 OTHER BUSINESS

The management of the Company knows of no matter other than those set forth herein that is to be brought before the Special Meeting.

The foregoing Notice and Information Statement are sent by order of the Board of Directors.



                                 /s/ JOHN DUMBLE
                                 _______________
                                     John Dumble
                                     SECRETARY


September 30, 2004

              ATTACHMENT TO CERTIFICATE OF AMENDMENT TO ARTICLES OF
                 INCORPORATION OF 21ST CENTURY TECHNOLOGY, INC.


         Article 4 of the Articles of Incorporation shall be amended in part to read as follows:

                                 "CAPITAL STOCK


         The authorized common stock of the Corporation is Two Billion (2,000,000,000) shares with a par value of $.001 per share,..."

         A new Article 7 of the Articles of Incorporation shall be added and shall read in its entirety as follows:

                 "RECAPITALIZATIONS AFFECTING OUTSTANDING SHARES

         The board of directors, without the consent of the stockholders of the corporation, may adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not require any amendment to the Articles of Incorporation of the corporation."